Exhibit 10.11

AMENDMENT 2006-1
TO THE
AECOM TECHNOLOGY CORPORATION
STOCK PURCHASE PLAN

WHEREAS, AECOM Technology Corporation maintains the AECOM Technology Corporation Stock Purchase Plan (the “Plan”) as amended and restated effective October 1, 2006; and

WHEREAS, Section 5.1 of the Plan provides that the Company may amend the Plan.

NOW, THEREFORE, the Plan is hereby amended, effective October 1, 2006 as follows:

Section 3.1(b) is amended in its entirety to read as follows:

“(i)          Unless otherwise determined by the Committee, payments of a Participant’s Account shall be made in actual shares of common Stock or Preferred Stock of the Company in a number equal to the number of shares then payable, with any fractional share units to be settled by a cash payment.

(ii)           A Participant will have no right to require the Company to purchase from the Participant any shares acquired by the Participant under this Plan.  Upon termination of a Participant’s employment for any or no reason (including death or disability) at any time prior to the consummation of an underwritten public offering by the Company of the Company’s securities pursuant to an effective registration statement filed under the Securities Act of 1933, any shares acquired by such Participant under this Plan shall be subject to a right (but not an obligation) of repurchase in favor of the Company.  The Company’s right of repurchase with respect to Shares acquired by a Participant under this Plan shall be exercisable, during the ninety (90) day period immediately following the later of (i) the date of termination of the Participant’s employment or (ii) 6 months following the date on which the Participant acquired such Shares pursuant to the exercise and/or settlement of an Award under this Plan, in each case, by delivery of written notice to the Participant (which notice shall set forth a date, within thirty (30) days of the date of the notice, on which the repurchase is to be effected).  The Company’s right of repurchase with respect to Shares shall lapse upon the earlier of (i) the consummation of an underwritten public offering by the Company of the Company’s securities pursuant to an effective registration statement filed under the Securities Act of 1933, or (ii) expiration of the above referenced ninety (90) day period.  If the Company exercises its right of repurchase with respect to Shares acquired under this Plan, it shall pay the Participant, at the closing of such repurchase, an amount equal to the Fair Market Value of the Shares on the notice date.  At the closing of any repurchase pursuant to this Section 3.1(b), the Participant shall deliver to the Company stock certificates duly endorsed for transfer, or accompanied by duly executed stock powers, representing all of the Shares being sold, free and clear of all claims, liens, or encumbrances from any third parties together with such other documentation as the Company’s legal counsel may reasonably require.  No repurchase under this Plan shall be made for a Plan Year until all repurchases of the Common Stock or Preferred Stock of the Company have been made under the AECOM RSP with respect to the Plan Year of the AECOM RSP ending within such Plan Year.”

IN WITNESS WHEREOF, AECOM Technology Corporation has caused this Amendment to be executed on this                           , 2006.

AECOM TECHNOLOGY CORPORATION

By:

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